Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-194991 on Form S-3 of our reports dated February 20, 2015, relating to the consolidated financial statements and financial statement schedule of Southwestern Electric Power Company Consolidated appearing in or incorporated by reference in the Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 20, 2015